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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 28, 2004

MARKWEST HYDROCARBON, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14841	84-1352233
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

155 Inverness Drive West, Suite 200, Englewood, CO 80112-5000
(Address of principal executive offices)

Registrant's telephone number, including area code: 303-290-8700

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

        On October 28, 2004, MarkWest Hydrocarbon, Inc. ("MarkWest") publicly disseminated a press release announcing that its board of directors had declared a stock dividend of one share of MarkWest's common stock for each ten shares of common stock held by MarkWest's common stockholders payable on November 19, 2004, to the stockholders of record as of the close of business on November 9, 2004, and also declared a subsequent cash dividend in the amount of $0.05 per share, payable on December 6, 2004, to the stockholders of record on November 24, 2004. A copy of the press release is filed herewith as Exhibit 99.1 and incorporated by reference into this Item 8.01.

Item 9.01. Financial Statement and Exhibits.

  (c)
  Exhibits.

Exhibit No.	Description
99.1	Press Release, dated October 28, 2004, announcing that MarkWest's board of directors had declared a stock dividend of one share of MarkWest's common stock for each ten shares of common stock held by MarkWest's common stockholders payable on November 19, 2004, to the stockholders of record as of the close of business on November 9, 2004, and also declared a subsequent cash dividend in the amount of $0.05 per share, payable on December 6, 2004, to the stockholders of record on November 24, 2004.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARKWEST HYDROCARBON, INC. (Registrant)
Dated: November 3, 2004	By:	/s/ JAMES G. IVEY James G. Ivey Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated October 28, 2004, announcing that MarkWest's board of directors had declared a stock dividend of one share of MarkWest's common stock for each ten shares of common stock held by MarkWest's common stockholders payable on November 19, 2004, to the stockholders of record as of the close of business on November 9, 2004, and also declared a subsequent cash dividend in the amount of $0.05 per share, payable on December 6, 2004, to the stockholders of record on November 24, 2004.

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  Item 8.01. Other Events
  Item 9.01. Financial Statement and Exhibits.
SIGNATURES
EXHIBIT INDEX